Financial Results Fourth Quarter Fiscal Year 2021 Quarter Ended June 30, 2021 Supplementary Information to August 5, 2021 Earnings Conference Call Exhibit 99.2

Safe Harbor Statement Certain statements contained within this supplementary information, including our fiscal year 2022 guidance, and any statements made during our earnings conference call today may be considered forward-looking under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward- looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment, global health emergencies including the COVID-19 pandemic, availability or cost of raw materials and components, foreign exchange fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Kimball Electronics, Inc. (the “Company”) are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, our earnings release, and other filings with the Securities and Exchange Commission (the “SEC”). This supplementary information contains non-GAAP financial measures. The non-GAAP financial measures contained herein include Adjusted Selling & Administrative Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Return on Invested Capital (“ROIC”). Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions use these and other non-GAAP measures to enable meaningful trending of core operating metrics. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included on the Reconciliation of Non-GAAP Results slide, which is the final slide of this supplementary information. 2

3 Speakers on today’s call • Don Charron - Chairman & CEO • Jana Croom - Vice President, CFO • Andy Regrut - Head of Investor Relations

4 Q4 2021 financial highlights • Strong top line growth, sales increase 15% year-over-year • Margin expansion: • Gross margin rate up 240 bps compared to Q4 2020 • Adjusted non-GAAP operating income(1) 5.5% of net sales • 170 bps increase over Q4 last year • 4th consecutive quarter exceeding goal of 4.5% • Adjusted non-GAAP diluted EPS(1) of $0.58, a 71% improvement year-over-year (1) Refer to reconciliation of non-GAAP results on the final slide of this supplementary information.

13.1% 7.1% 5 Fiscal 2021 a record year • Net sales totaling $1.292 billion, up 8% over fiscal 2020 • Adjusted non-GAAP operating income(1) 5.2% of net sales, a 180 bps increase over last year • Adjusted non-GAAP net income(1) of $56.4 million, or adjusted non-GAAP diluted EPS(1) of $2.23, more than double fiscal 2020 • Return on invested capital(1) of 13.1% FISCAL 2021 FINANCIAL HIGHLIGHTS ROIC FY ‘21 FY ’20 (1) Refer to reconciliation of non-GAAP results on the final slide of this supplementary information.

6 Fiscal 2022 • Expecting two very different halves to fiscal 2022 • Our full year guidance contemplates this bifurcation • Expect material supply to catch-up with demand throughout 1st half of fiscal year • Enables us to ship majority of surplus backlog in 2nd half of fiscal 2022 and fiscal 2023 • Catching-up on backlog combined with strong organic growth will drive year-over-year growth As a result of the ongoing semiconductor shortage, a portion of our shippable backlog continues to shift out ahead of us...

7 Q4 sales increased 15% over the prior year Stronger finish to the fiscal year than expected, led by Automotive & Industrial vertical markets

8 Sales in Automotive Q4 Megatrends in Automotive Industry • Demand surges as consumers “take to the road” to re-engage with society • Growth in electronic content per vehicles with advanced technologies and operating systems • Applications and architecture largely the same for both electric and internal combustion engines • Stringent production standards align well with our core manufacturing competencies • Kimball Electronics often a supplier of choice Sales in the Automotive vertical increased 92%

9 Sales in Industrial in Q4 • Automation, Test & Inspection • Higher-end climate control products Sales in the Industrial vertical up 17% Strength in Industrial Vertical Market

Sales in Medical Q4 Megatrends in Medical Industry • Aging population • Increasing access & affordability to care • Decreasing device sizes • Connected drug delivery systems Sales in the Medical vertical declined 31% Sales decline resulting from strong sales in the prior year related to the COVID-19 pandemic and lower levels of elective procedures this year 10

Sales in Public Safety Q4 Drivers in Sales Trend • Temporary impact of the COVID‐19 • Sales is primarily related to commercial  and hotel smart locking systems • Expect this market will return to normal  over time as people resume travel Sales in the Public Safety vertical declined 10% 11

Strong quarter, great year, momentum into fiscal 2022 • Team executed throughout the year in the face of unprecedented challenges • Looking to minimize, or even negate, the global parts shortage • Strong company culture creating quality for life 12

Net sales increase sequentially and vs. Q4 2020 • Sales increase 15% compared to Q4 2020 • Sales grow 6% versus the prior quarter • Strength in Automotive and Industrial vertical markets • Favorable FX of 3% compared to Q4 2020 NET SALES HIGHLIGHTS NET SALES TREND 13

Gross margin rate up 240 bps compared to Q4’20 • Operating execution • Higher sales volume in Automotive vertical • Favorable FX DRIVERS OF GM% IMPROVEMENT GROSS MARGIN TREND 14

Adjusted Selling & Administrative Expense (%)(1)(2) (1) Adjusted Selling & Administrative Expense is a Non-GAAP measure – refer to Reconciliation of Non-GAAP Results on the final slide of this supplementary information. (2) Beginning in Q1’21, Adjusted Selling & Administrative Expense excludes changes in the fair value of our supplemental employee retirement plan (“SERP”) liability. Prior periods have been revised accordingly. 15

(1) Adjusted Operating Income is a Non-GAAP measure – refer to Reconciliation of Non-GAAP Results on the final slide of this supplementary information. (2) Beginning in Q1’21, Adjusted Operating Income excludes changes in the fair value of our supplemental employee retirement plan (“SERP”) liability. Prior periods have been revised accordingly. Adjusted Operating Income (1)(2) 16

Other Income & Expense Q4 '21 Q4 '20 SERP Impact $0.5 $1.3 FX gain/loss $0.5 $0.6 Interest expense ($0.4) ($0.9) All other expense ($0.2) ($3.7) Total $0.4 ($2.7) 17

(1) Adjusted Net Income and Adjusted Diluted EPS are Non-GAAP measures – refer to Reconciliation of Non-GAAP Results on the final slide of this supplementary information. 18 Adjusted Net Income and Adjusted Diluted EPS(1)

Balance sheet • Cash & cash equivalents were $106 million, compared to $65 million last year • Cash flow provided by operating activities during Q4 was $26.3 million, our fifth consecutive quarter of $20 million plus • Cash conversion days were 64 days in Q4, down 17 days year-over-year and down 2 days sequentially • Capital investments in Q4 were $15.9 million • Borrowings on our credit facilities at June 30, 2021 were $66 million, which is down from $118 million a year ago • Our short-term liquidity available, represented as cash and cash equivalents plus the unused amount of our credit facilities, totaled $207 million at June 30, 2021 • No share repurchases in Q4 2021 19

Many financial metrics reached all-time highs in 2021 FY '21 FY '20 FY '21 FY '20 FY '21 FY '20 FY '21 FY '20 $1.3B $1.2B 9.1% 7.0% 5.2% 3.4% $2.23 $1.10 * Adjusted non-GAAP (1) Net Sales Gross Margin % Operating Income %* EPS* +8% YOY +210 bps YOY +180 bps YOY +2x LY • Generated $130 million of cash from operating activities • Return on invested capital(1) of 13.1% ROIC 20 (1) Refer to reconciliation of non-GAAP results on the final slide of this supplementary information.

Fiscal 2022 guidance • Net sales in the range of $1.4 - $1.5 billion, an 8% - 16% increase over fiscal 2021 • Operating income expected to be 4.5% - 5.0% of net sales • CapEx of $60 - $70 million 21

Q&A 22

Appendix 23

Reconciliation of Non-GAAP Results

(Unaudited, Amounts in Thousands, Except Per Share Data)	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21
Selling & Administrative Expenses, as reported	$ 11,078	$ 11,827	$ 9,624	11,391	$ 13,117	$ 13,486	$ 11,744	$ 14,357
Less: SERP(2)	(22)	502	(914)	1,282	550	811	164	548
Adjusted S&A Expense	$ 11,100	$ 11,325	$ 10,538	$ 10,109	$ 12,567	$ 12,675	$ 11,580	$ 13,809
Operating Income, as reported	$ 11,115	$ 8,684	$ 10,588	$ 1,609	$ 17,807	$ 16,179	$ 14,638	$ 17,079
Add: SERP(2)	(22)	502	(914)	1,282	550	811	164	548
Add: Goodwill Impairment	—	—	—	7,925	—	—	—	—
Less: Lawsuit Recovery (Settlements)	—	—	—	—	341	—	376	(345)
Adjusted Operating Income (2)	$ 11,093	$ 9,186	$ 9,674	$ 10,816	$ 18,016	$ 16,990	$ 14,426	$ 17,972
Net Income, as reported	$ 6,598	$ 6,612	$ 6,259	$ (1,273)	$ 16,811	$ 15,062	$ 10,472	$ 14,446
Add: After-Tax Goodwill Impairment	—	—	—	6,947	—	—	—	—
Add: After-Tax Adjustments after Measurement Period of GES Acquisition	—	—	—	2,871	—	133	(254)	—
Less: Lawsuit Recovery (Settlements)	—	—	—	—	259	—	285	(262)
Adjusted Net Income	$ 6,598	$ 6,612	$ 6,259	$ 8,545	$ 16,552	$ 15,195	$ 9,933	$ 14,708
Diluted Earnings per Share, as reported	$ 0.26	$ 0.26	$ 0.25	$ (0.05)	$ 0.66	$ 0.60	$ 0.41	$ 0.57
Add: After-Tax Goodwill Impairment	$ —	$ —	$ —	$ 0.28	$ —	$ —	$ —	$ —
Add: After-Tax Adjustments after Measurement Period of GES Acquisition	$ —	$ —	$ —	$ 0.11	$ —	$ —	$ (0.01)	$ —
Less: Lawsuit Recovery (Settlements)	$ —	$ —	$ —	$ —	$ 0.01	$ —	$ 0.01	$ (0.01)
Adjusted Diluted Earnings per Share	$ 0.26	$ 0.26	$ 0.25	$ 0.34	$ 0.65	$ 0.60	$ 0.39	$ 0.58
Operating Income (GAAP) (TTM)	$ 46,143	$ 44,615	$ 40,706	$ 31,996	$ 38,688	$ 46,183	$ 50,233	$ 65,703
Add: Goodwill Impairment (TTM)	—	—	—	7,925	7,925	7,925	7,925	—
Add: SERP (TTM)(2)	186	1,314	(206)	848	1,420	1,729	2,807	2,073
Less: Lawsuit Recovery (Settlements) (TTM)	215	215	215	—	341	341	717	372
Adj. Operating Income (non-GAAP) (TTM) (2)	$ 46,114	$ 45,714	$ 40,285	$ 40,769	$ 47,692	$ 55,496	$ 60,248	$ 67,404
Tax Effect (TTM) (2)	8,935	9,288	9,090	9,831	9,940	10,859	11,786	12,844
After-Tax Adj. Operating Income (TTM) (2)	$ 37,179	$ 36,426	$ 31,195	$ 30,938	$ 37,752	$ 44,637	$ 48,462	$ 54,560
Average Invested Capital (1)	$ 411,735	$ 431,910	$ 438,634	$ 437,263	$ 435,465	$ 433,192	$ 423,545	$ 415,999
ROIC (2)	9.0 %	8.4 %	7.1 %	7.1 %	8.7 %	10.3 %	11.4 %	13.1 %

(1) Average Invested Capital is computed using the Share Owners equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.
(2) Beginning in Q1 FY'21, adjusted selling and administrative expense, adjusted operating income, and ROIC exclude changes in the fair value of our supplemental employee retirement plan ("SERP") liability. Prior periods have been revised accordingly.

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